UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2019

BANCORP 34, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-37912	74-2819148
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 East 10th Street, Alamogordo, New Mexico		88310
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (575) 437-9334

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BCTF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on May 22, 2019.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2019.  The final results of the stockholder vote are as follows:

1.	The election of directors of the Company, to serve for three-year terms and until their successors are elected and qualified.

	For	Withhold	Broker Non-Votes
William F. Burt	1,469,406	9,446	1,256,865
Don P. Van Winkle	1,467,236	11,615	1,256,865

2.	The ratification of the appointment of Moss Adams LLP as the independent registered public accounting firm for the year ending December 31, 2019.

For	Against	Abstain	Broker Non-Votes
2,707,975	21,141	6,600	—

Item 9.01. Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCORP 34, INC.

DATE: May 23, 2019	By: /s/ Jill Gutierrez
Jill Gutierrez
President and Chief Executive Officer